FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT

      THIS FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT is made as of the 1st day of July, 2006 by and between North Coast Securities Corporation, a California corporation (the "Agent"), and Performance Health Technologies, Inc., a Delaware corporation (collectively with its affiliates the "Company").

                                    RECITALS:

      WHEREAS, the Company wishes to engage the Agent to render certain financial advisory and investment banking services to the Company and the Agent wishes to render such services, all as provided below.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                    ARTICLE 1

               FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES

1.1 FINANCIAL ADVISORY AND INVESTMENT BANKING SERVICES

      (a) For the 10 month period commencing on July 1, 2006 ending on April 30, 2007 (the "Term"), the Agent shall provide the Company with such regular and customary financial advice as is reasonably requested by the Company, provided that the Agent shall not be required to undertake duties not reasonably within the scope of the financial advisory or investment banking services contemplated by this Agreement. It is understood and acknowledged by the Parties that the value of the Agent's advice is not readily quantifiable, and that the Agent shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing.

      (b) The Agent's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

      1. Disseminating information about the Company to the investment community at large;

      2. Rendering advice and assistance in connection with the preparation of reports or other communications to shareholders or creditors;

      3.    Assisting in the Company's financial public relations;

      4. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts or other representatives of major regional and national investment banking firms;


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      5.    Rendering advice with regard to any of the following corporate finance matters:

            i.    changes in the capitalization of the Company;

            ii.   changes in the Company's financial structure;

            iii.  redistribution of shareholdings of the Company's stock;

            iv.   offerings of securities in public transactions;

            v.    sales of securities in private transactions;

            vi.   alternative uses of corporate assets; and

            vii.  structure and use of debt.

      (c) In addition to the foregoing, the Agent agrees to furnish advice to the Company as reasonably requested by the Company in connection with (i) the acquisition and/or merger of or with other companies, divestiture of assets or any other similar transaction, or the sale of the Company itself (or any significant percentage of the Company or its assets, subsidiaries or affiliates thereof), and (ii) bank financings or any other financing from financial institutions or venture capitalists (including but not limited to lines of credit, performance bonds, letters of credit, loans or other financings).

      (d) The Agent shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by the Agent and the Company.

1.2 INTRODUCTIONS TO INVESTORS

      (a) During the Term, the Agent shall, on a non-exclusive basis, assist the Company in effectuating introductions to prospective Investors (as defined below) in connection with certain debt and/or equity financing arrangements or business combinations with the Company. The Agent shall use its reasonable efforts to introduce the Company to prospective Investors, if and when requested by the Company with respect to such transactions, provided that Agent shall not contact any prospective Investor believed to be residing in any jurisdiction in which Agent is not registered or licensed as a broker-dealer.

      (b) For the purposes of this Agreement, "Investors" shall mean individuals or entities introduced directly by Agent to the Company. Introductions may be made hereunder either directly by Agent, or by the Company utilizing information supplied to the Company by Agent. Introductions for purposes of this Agreement shall include providing information to the Company concerning a prospective Investor, including or limited to the identity of any such prospective Investor. Agent, in its sole discretion, may determine only to provide the identity of a prospective Investor to the Company, or may contact such prospective Investor on behalf of the Company with respect to a transaction; provided that Agent will not contact any prospective Investor concerning any proposed transaction without the prior approval of the Company. Agent shall set forth in writing a list of Investors contacted, approached or introduced to the Company by Agent during the term of this Agreement and deliver such list to the Company prior to the closing of any transaction, which list shall be identified as the Investor List (the "Investor List").


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

            In addition, and notwithstanding anything contained herein to the contrary, in the event Agent introduces the Company to a prospective Investor set forth on the Investor List, and the Company has or may have a pre-existing relationship with such prospective Investor or was previously introduced to such prospective Investor by a third party (excluding any third party who was introduced to the Company by Agent), the Company shall so notify Agent in writing prior to the closing of any transaction that is has or may have a pre-existing relationship with a prospective Investor. In the event the Company notifies the Agent that it may have a pre-existing relationship with a prospective Investor, no compensation will be paid to Agent for such Investor's investment in the Company until a final determination is made with respect to the status of such pre-existing relationship. The Agent and the Company shall work together in good faith to resolve such status within ten (10) business days of the delivery of the Investor List by the Agent. In the event Agent is not notified prior to the closing by the Company that it has or may have a pre-existing relationship or previous introduction, then the parties hereby agree that notwithstanding any such pre-existing relationship or previous introduction, such prospective Investor shall be deemed to have been introduced to the Company by Agent hereunder.

            In addition, the parties hereby agree and acknowledge that Agent has previously introduced Investors and/or prospective Investors to the Company, and notwithstanding anything contained herein to the contrary, any transaction effectuated hereunder with such Investors or prospective Investors previously introduced to the Company by Agent prior to the date hereof, shall be deemed an introduction of an Investor hereunder for purposes of this Agreement. Investors introduced to the Company hereunder by Agent shall also include those Investors and/or prospective Investors introduced to the Company by prospective Investors and/or Investors introduced to the Company by Agent or other Investors or prospective Investors whose introduction to the Company can be traced to Agent.

      (c) The Company and Agent agree that the terms and consummation of any transaction are solely within the discretion of the Company and the prospective Investor, and that Agent's engagement under this Section 1.2 is strictly ministerial in nature. Agent does not guarantee that it will be able to introduce the Company to any specified number of prospective Investors, that any prospective Investors introduced to the Company hereunder would have any interest or desire in participating in any transaction, that any such prospective Investors would be suitable (either financially and/or from a sophistication standard) for any particular transaction, or that Agent will be able through any such introductions to assist the Company in consummating any transaction. The Company acknowledges and agrees that it will conduct its own negotiation and due diligence, and will be responsible for compliance with any legal requirements, in connection with effectuating any transaction with any prospective Investor.

      (d) The Company acknowledges that Agent has not done any due diligence with respect to any prospective Investor and that Agent makes no representations whatsoever with respect to any such Investor (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Agent shall have no liability whatsoever in connection with any prospective Investor it may introduce to the Company.


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

1.3 COMPENSATION

      (a) Initial Fee; Monthly Fee. In consideration for the services to be rendered by the Agent to the Company pursuant to this Agreement, the Company shall compensate the Agent by payment of (i) an initial fee of $15,000 upon execution hereof and (ii) a monthly fee of $10,000 payable on July 1, 2006 and thereafter on the first day of each month through April 1, 2006 ( a total of ten monthly payments).

      (b) Warrants. As further consideration for the services to be rendered by the Agent to the Company, the Company agrees to issue to Agent 3,000,000 warrants to purchase common stock of the Company at $0.25 per share. The warrants shall be exercisable for a period of five years and shall be in the form previously issued by the Company to the Agent in connection with prior transactions.

      (b) Success Fee. (i) In the event any transaction, other than an Exchange Transaction (as defined below) unless the parties agree otherwise or a Business Combination (as defined below), but including any debt or equity financing arrangement, is consummated in whole or part during the Term with an Investor introduced hereunder to the Company by Agent (a "Transaction"), the Company shall compensate Agent as follows in addition to any compensation under Section 1.3(a):

      In the event of a Transaction consummated by the Company and/or its affiliates, the Company shall pay Agent a fee upon the closing of such Transaction, equal to 5% of the Consideration (as defined below) paid by such Investor.

      (ii) In the event a Business Combination (as defined below) is consummated in whole or in part during the Term with an Investor introduced hereunder to the Company by Agent, the Company shall compensate Agent as follows in addition to any compensation under Section 1.3(a):

      In the event of the sale or merger of the Company and/or its affiliates, including a subsidiary of the Company, or in the event of the sale of significant assets of the Company and/or its affiliates (each, a "Business Combination"), the Company shall pay Agent a fee upon the closing of such transaction, equal to 5% of the Consideration (as defined below).

      (c) For purposes of this Agreement, "Exchange Transaction" shall mean a debt or equity exchange or conversion, a warrant exercise, option exercise, or transaction similar to the foregoing.

      (d) For purposes of this Agreement, "Consideration" shall mean the value of all cash, securities and other property or other assets paid, payable or received, including debt, liabilities and obligations which are assumed, in connection with any transaction, including, without limitation: (i) any distributions made to the Company or its shareholders in anticipation of the closing; (ii) any employment or other contract enhancements or non-competition payments (other than ordinary and customary compensation in connection with bona fide employment agreements); (iii) any payments in connection with any separate but related transaction or transactions affecting another business entity or any of its assets or securities (e.g., purchase or lease of any real estate or other assets); and (iv) any indebtedness for monies borrowed, including payables, pension liabilities and guarantees, which are assumed.


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

      For purposes of determining Consideration, the value of any securities (whether debt or equity) shall be deemed to be the higher of (i) the value of the securities based upon such value as ascribed to and set forth in the documents evidencing such transaction (ii) or the "market value" of such securities. The "market value" of any such securities shall be deemed to be the average of the last reported sales prices of the securities over the twenty (20) consecutive trading days for which sales prices for such security are so reported, ending on the trading day immediately prior to the date the transaction is so consummated, and as such sales prices are reported on the principal exchange on which the security is listed, or, as the case may be, any inter-dealer quotation system; provided, however, that if such twenty consecutive trading day period exceeds a forty-five calendar day period, then such average shall be based upon the number of trading days (less then twenty) during which such security is so traded; and provided further, in the even such security is not so traded on at least ten (10) of such trading days or in the event there is no established public market for such security, the fair market value of such security as of the date of the consummation of the transaction thereof shall be determined by mutual agreement of the parties. In the event the parties cannot mutually agree as to such valuation, such valuation shall be determined by an independent appraiser mutually agreed to between the parties. In the event the identity of such independent appraiser cannot be mutually agreed to, then each party shall retain at the Company's sole cost and expense, an independent appraiser, and the average of such appraised value shall be deemed the market value of such security.

      In addition, if any part of the Consideration shall be deferred or contingent upon future earnings or other contingencies, then Agent shall be entitled to a cash fee on such additional Consideration, and the term Consideration shall include such additional compensation which shall be payable on the basis of the payment when made by the payor. The fee for such Consideration paid or received in the future shall be payable when such Consideration is paid and shall be calculated using the formula set forth in this Section by adding this additional Consideration to all other Consideration previously paid.

                                    ARTICLE 2
                                     GENERAL

2.1 INFORMATION

      In connection with Agent's activities on the Company's behalf, the Company will cooperate with Agent and will furnish Agent with all information and data concerning the Company which Agent reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Agent with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Agent (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) will not make an independent appraisal of any of the Company's assets.


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      The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Agent if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Agent agrees to keep the Information confidential and only to release the Information with the consent of the Company. Upon termination of this Agreement for whatever reason, Agent will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Agent on its part represents, warrants, and agrees that it has and at all times while it is performing services under this Agreement it will comply with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement.

2.3 INDEMNIFICATION

      The Company agrees to indemnify and hold harmless Agent, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Agent is a party)), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with Agent's acting for the Company, including, without limitation, any act or omission by Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, or otherwise arising from this Agreement; provided, however, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, liability, obligation, penalty, judgment, award, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the negligence, gross negligence or willful misconduct of Agent, in which case Agent shall indemnify the Company to the same extent as set forth herein with respect to the Company's indemnification obligations to Agent.

      These Indemnification provisions shall be in addition to any liability which a party may otherwise have to the other party or the persons indemnified below in this sentence and shall extend to the following: the parties and their respective affiliated entities, directors, officers, employees, legal counsel, Agents and controlling persons (within the meaning of the federal securities law). All references to a party in these Indemnification provisions shall be understood to include any and all of the foregoing.


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      If any action, suit, proceeding or investigation is commenced, as to which a party proposes to demand indemnification, it shall notify the other party with reasonable promptness; provided, however, that the indemnifying party shall be relieved from its obligations hereunder to the extent a failure by the indemnified party to notify the indemnifying party with reasonable promptness results in a significant increase in the indemnifying party's obligations hereunder. The indemnified party shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the indemnifying party, and the indemnifying party shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without prior written consent of the indemnified party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a condition or term thereof, the giving by the claimant to the indemnified party of an unconditional and irrevocable release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one had, and Agent, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, award, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Agent pursuant to the Agreement nor shall the Company be obligated to contribute any amount hereunder that exceeds the amount of the net proceeds received by Company from transactions consummated with the advise or other services of the Agent as contemplated by this Agreement.

      Neither termination nor completion of the engagement of Agent referred to the above shall affect these Indemnification provisions which shall continue to remain operative and in full force and effect.


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2.4 INTERPRETATION AND ENFORCEMENT

      (a) The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

      (b) Each of the Company and Agent (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Agent hereby certify that no representative or Agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Agent acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

      (c) If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

      (d) This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

      (e) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Agent, Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Agent hereunder, all of which are hereby expressly waived. The Company also agrees that Agent shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Agent, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Agent, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the negligence, gross negligence or willful misconduct of Agent. The Company acknowledges that Agent was induced to enter into this Agreement by, INTER ALIA, the provisions of this Section.


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2.5 REPRESENTATIONS

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

      (b) Agent has all requisite corporate power and authority to enter into this Agreement, once executed by Agent's officers. This Agreement has been duly and validly authorized by all necessary corporate action on the part of Agent and has been duly executed and delivered by Agent and constitutes a legal, valid and binding agreement of Agent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

2.6 APPLICABLE LAW

      The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be fully performed therein (excluding such state's conflicts of laws rules).

2.7 COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one Agreement.


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            IN WITNESS OF their agreement, the Parties have duly executed this
Agreement as of the date first written above.

                                NORTH COAST SECURITIES CORPORATION

                                By: /s/ Frank Pasterczyk
                                    ------------------------
                                    Name: Frank Pasterczyk
                                    Title: President and Chief Executive Officer


                                PERFORMANCE HEALTH TECHNOLOGIES, INC.

                                By: /s/ Robert Prunetti
                                    ------------------------
                                    Name: Robert Prunetti
                                    Title: President and Chief Executive Officer


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